Exhibit 10.1

WAREHOUSE LEASE Lease. This Lease Agreement (this ·Lease) 1s made etfect1ve as 10119/2020 . by and between FOCUS UNIVERSAL INC . ( Landlord") and A&.D ELECTRONICS LLC ("Tenant") 2. Premises. Landlord. 111 cons1dera11on of the lease payments provided 1n lh1s Lease leases to Tenanl 3,000 S OF T warehouse plus one office space (the 'Premises") located at 2311 E LOCUST CT. ONTARIO CA 91761 . 3. Deposit. Tenant hereby delivers to Landlord a check In the amount of S4.800 00 ("Deposit") 4. Agreed Lease Terms. 4 1 Term of Lease. The terrn of the lease shall be ೦ months and shall begin 011 December 1 2020 and op t ion to extend 10 12 months 4 2 Rent. ( a ) The monthly Base Rent shall initially be $ ೦ and shall he adJuStec:I as follows P a y tw o months secu r ity deoos,t S4 800 00plus one mon th r ent S2 400 for the amount of 57 200 00 111 full o n 121112020 Base Rent s11a11 be payable. 111 advance. 011 theJ_day of each month. (bi 4 3 4 . 4 4.5 4.6 On execution of !ease. Tenant shall pay to Landlord S ೦ represenllng monthly Base Rent for eac n montlJ Security Deposit. The Security Deposit shall be 1n the amount of S4.800 00 Tot a l mo nie s dt1e u pon executio n of I.ease ( s ecurity deposit p l us a d ya n ce reno· $7 20 0 00 Agreed Use The Premises shall be used only for 3.000 S OFT warehou s e otus one office space Possession. If Te11anl 1s not already 111 possession Landlord shall deliver the Premises on 12/112020 Proportion and Share of Expenses. If the Premises are pan of a larger bu1ld1ng or a complex of butldings Tenant shall pay its pr opon1onate share of the operating expens e s . ,t any. of the propeny of which the Premises are a part. 1nclud1ng b u t not hm1ted to real property taxes. insurance maintenance and security costs Rental will include all utility and internet 5 . Additional Lease Terms . In adclrt 1 on to the Agreed Terms descnbea 1 n paragraph 4 the Lease wh,ch ,s to be ultimately executed bythe pan,es shall contain the prov 1 s 1 ons ot the most recent ed 1 t 1 on ot the lndustnal/Commerc 1 al Single Tenant . Net tndustnal/Com m erc 1 al Single Tenant· Gross . tndustnal/Commerc 1 al Multi - Tenant· Net . __ lndu strial/Co mm eraal Mul! 1 - Tenant - Gross . Multi· Tenant Office· Net . Multi Tenant Office - Gross . Retail Mult, . Te 11 ant Net . L Ot 11 er (specify) Comme n cem ent da t e throug h December 1 . 2 0201111 ough N ovemt>er 30 2021 • Monthly rent S 2 . 400 00 ( 50 . 60 /SOFTl . Rental price 1 sgo,ng to 1 ncryasr . S 0 . 02 /SQFT after each anniversary PAGE 1 OF 3 INITIALS Q INITIALS

The Parties agree to act reasonably and expeditiously with regard to the negotiation and drafting of the lease agreement. If Agreement cannot be reached within fifteen days from the date of the execution of this Agreement, then

(a) Landlord and Tenant shall immediately appoint a mutually acceptable attorney or broker to establish the terms of the lease agreement within the next ten days. Any associated costs will be split equally between the Parties.

(b) Both Landlord and Tenant shall each immediately submit in writing a draft of the lease agreement which they propose to arbitrate in accordance with the following provisions:

(i) Within five days thereafter, Landlord and Tenant shall each select an ___ Attorney or _X_ landlord ("**Consultant**" check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The three arbitrators shall, within ten days of the appointment of the third arbitrator, reach a decision as to what terms to insert in the final lease agreement, and whether draft lease agreement submitted by Landlord or Tenant is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified five days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose draft lease agreement is determined to be the one that is NOT the closest to the final lease agreement decided on by the arbitrators.

6. **Dangerous Materials.** Tenant shall not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

7. **Mechanics Liens.** Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens, or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

8. **Subordination of Lease.** This Lease is subordinate to any mortgage that now exists or may be given later by Landlord, with respect to the Premises.

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9. Assignebility Subletting. Tenan1 may nol assign or sublease any 1n1e1e;.1 111 lhe Premises. nor assign mongage or pledge this Lease. w,1hout the prior wrnten consent of landlord. wh•ch shall not be mreasonably w1lhheld 1 0 . 11. Governing Law. This Lease shall be construed 111 accordance with the laws of lhe Stale of Calllorn1a Entire Agreement/Amendment. This Lease contains the entire agreement of the parties and there are no other promises . cond 111 ons . understandings or other agreements . whether oral or wrrtten . relating 10 1 he sub 1 oct manor of this Lease This Lease may be mod 1 f,ed or c 1 mended rn writing . ,f the wr 111 ng 1 s signed by the pany obligated under the amendment . 12. Severabillt y . II any po1!1on ol 1h1s Lease shall be held ro be 1nval1cl or unentorcuable tor any reason. the remain ng prov,s,ons shall cont,n ; ,e 10 be valid and enforceable . If a court hnds 1 ha 1 any prov 1 s 1 on of this Leaso 1 s invalid or unenforce :: 1 ble . but thal by hm 11 ,ng such prov 1 s, 011 1 ! wo . Jld become vallo and enlo,ceable . th ೦ n such prov,s,on shall be deemed to be written . construed . ana enforced as so l 1 m 1 ted 13. Waiver . The failure of either pany 10 enlorce any provis,ons of this Lease shall not be construed as a waiver or 1 , 11111 a 1 ,on of 1 h 111 party's ngh 1 10 subsequently enforce and compel strict com p liance wi 1 h every prov,s,on ot 1 h 1 s Leaso 14. B inding Effect . The provisions ot rh,s LeasP . shall be b 1 nd 1 ng upon and inure 10 the benefit of bo 1 h parties :: 1 nd lheu respec 11 ve legal r, 3 preson 1 a 11 ves . successors and assigns L andlord: FOCUS UNIVERSAL INC. Tenant: _..:::, A ....&O<O..,,E.,, L c,: E .,.C.,_ T :..,. RO =.,. N ,.,. 1C "'S:.., L :.:, L ,.,. C :...... --- ------ By : ' † ...,.. ::) - + - ' - Y '""' ೦ - " - ' -- " - "" - - k V N ame Printed: - = e ೦ * , ೦ - ' ೦ A - ) {' _ f _ ೦ W fJ ೦ -- By: ೦ ೦ ೦ Name Printed: ._j[SHtJ ೦ A/:J..tJ Email: Date: _ L ೦ - / ' J .:.... . - f ೦ Title: Phone: ೦ o 62 - 6 - 2 7 7 - . - - Stk) k';(l - /tf' ..rO@ .. I r,2r cW1u1· ೦ - ೦ \ r' r Date:_ ' LO I ..2,.C I W. ೦ - - PAGE 3 OF 3 INITIALS I N I T IALS